Exhibit 21
LIGHT & WONDER, INC. SUBSIDIARIES
(All subsidiaries are 100% owned unless otherwise stated)
(List includes only subsidiaries in which Light & Wonder holds equal to or greater than 50% of the subsidiary)

Authentic Gaming Limited (Malta)
Authentic Gaming Malta Limited (Malta)
Bally Gaming and Systems S.A. (Uruguay)
Barcrest Development B.V. (Netherlands) (50%)
Barcrest Group Limited (England and Wales)
Content Media Holding Ltd (Malta)
Content Media Operations Sweden AB (Sweden)
Cryptologic Limited (Guernsey)
ELK Studios Malta Ltd (Malta)
ELKAB Studios AB (Sweden)
Global Draw Limited (England and Wales)
Light and Wonder Gibraltar Limited (Gibraltar)
Light and Wonder International, Inc. (Delaware)
Light and Wonder Services Philippines, Inc. (Philippines)
Lightning Box Games Pty Limited (Australia)
LNW Cayman Holdings LLC (Nevada)
LNW Cayman1 Ltd. (Cayman Islands)
LNW Cayman2 Ltd. (Cayman Islands)
LNW Gaming (Brazil) Limitada (Brazil)
LNW Gaming Africa Proprietary Limited (Republic of South Africa) (74.8%)
LNW Gaming Alberta Inc. (Canada)
LNW Gaming Alderney Ops Limited (Gibraltar)
LNW Gaming and Systems France (France)
LNW Gaming and Systems Holdings Limited (England and Wales)
LNW Gaming and Systems, S. de R.L. de C.V. (Mexico)
LNW Gaming ANZ Pty Ltd (Australia)
LNW Gaming Argentina S.A.U. (Argentina)
LNW Gaming Asia Limited (Macau)
LNW Gaming Australia Holdings I Pty Ltd (Australia)
LNW Gaming Bulgaria EOOD (Bulgaria)
LNW Gaming Canada Ltd. (Canada)
LNW Gaming Design Qingdao Company Limited (China)
LNW Gaming Gibraltar Limited (Gibraltar)
LNW Gaming Group LLC (Nevada)
LNW Gaming International, S.L.U. (Spain)
LNW Gaming Italy S.r.l. (Italy)
LNW Gaming (Krakow) sp. z.o.o. (Poland)
LNW Gaming Malta Holdings Limited (Malta)
LNW Gaming Malta Limited (Malta)
LNW Gaming New Zealand Pty Limited (New Zealand)
LNW Gaming Peru S.R.L. (Peru)
LNW Gaming Puerto Rico, LLC (Puerto Rico)
LNW Gaming Singapore Pte. Ltd. (Singapore)
LNW Gaming UK Limited (England and Wales)
LNW Gaming, Inc. (Nevada)
LNW GmbH (Austria)
LNW Hellas Single Shareholder Limited Liability Company (Greece)

LNW Holdco, Inc. (Delaware)
LNW Holding Company Limited (Guernsey)
LNW India Solutions Private Limited (India)
LNW Ireland Holdings Limited (Ireland)
LNW Services Pty Ltd (Australia)
LNW Sweden AB (Sweden)
LNW Tables, Inc. (Nevada)
LNW Tables, Inc. & Co KG (Austria)
LNW UK Holdings Limited (England and Wales)
NextGen Gaming (USA) LLC (Nevada)
Playzido Limited (England and Wales)
Scientific Connections India Private Limited (India)
SciPlay Corporation (Nevada)
SciPlay Games, LLC (Nevada)
SciPlay Games (Israel) Ltd. (Israel)
SciPlay Games Turkey Yazilim Gelistirme Limited Sirketi (Turkey)
SHFL entertainment (Argentina) S.R.L. (Argentina)
SHFL entertainment (Australasia) Holdings Pty Limited (Australia)
Stargames Pty Ltd (Australia)
WagerLogic Limited (Cyprus)
WMS Gaming Services Europe, S.L. (Spain)